FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS SOLID FOURTH QUARTER SALES AND EARNINGS; EXPECTS SOLID FISCAL 2005 EPS

SEVEN MILLION SHARES REPURCHASED DURING THE QUARTER

FOURTH QUARTER 2004 HIGHLIGHTS

o    Diluted EPS of $0.40 vs. $0.28 last year.

o Sales rose to $4.0 billion compared with $3.6 billion last year. All operating segments posted year-over-year sales gains.

o Due to strategic portfolio changes, new segment classifications are now in effect: Retail Products, Foodservice Products, and Food Ingredients.

o Repurchased seven million shares of the company's stock at a cost of approximately $200 million.

FISCAL YEAR 2004 HIGHLIGHTS

o    Fiscal year diluted EPS of $1.66 vs. $1.46 in the prior fiscal year.

o Repurchased 15 million shares of the company's stock at a cost of approximately $419 million.

Note: Year-Over-Year Comparability:

Several items impact year-over-year comparisons of sales, operating profit, and EPS, including the prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, the estimated benefit from the inclusion of one additional week in the fourth quarter and the full fiscal year 2004, and changing the fiscal year-end for an operation within the Food Ingredients segment to match ConAgra Foods fiscal year-end. Comparable year-over-year changes in sales and operating profits for the fourth quarter and the fiscal year reflecting these factors are summarized in tables at the end of this release.


OMAHA, Neb., July 1, 2004 -- ConAgra Foods, Inc. (NYSE: CAG), one of America's leading packaged food companies, today reported earnings for the fourth quarter ended May 30, 2004. Net income for the quarter rose 41% to $212 million, or $0.40 per diluted share, compared with earnings a year ago of $150 million, or $0.28 per diluted share. For all of fiscal year 2004, net income rose to $880 million, or $1.66 per diluted share. In fiscal 2003, the company earned $775 million, or $1.46 per diluted share.

Bruce Rohde, chairman and chief executive officer, commented, "Fiscal year 2004 was a year of significant momentum for ConAgra Foods; we accomplished the strategic reshaping of our portfolio that we set out to do by completing the divesture of non-core businesses, and we made measurable progress with key initiatives designed to drive profitable future growth. We are expanding profit margins through sales, marketing, and operational platform initiatives, as we build our business base into a richer, and more consumer-focused enterprise."

For the quarter: Sales were up 9% to $4.0 billion vs. $3.6 billion last year. Current quarter operating profit was $465 million, 4% below the $486 million reported last year. On a comparable basis, sales were 4% ahead of last year and operating profit increased 2% over last year, after considering the impact of prior year contributions from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, the estimated benefit from the inclusion of one additional week in the fourth quarter, and changing the fiscal year-end for an operation within the Food Ingredients segment to match ConAgra Foods fiscal year-end, all of which are detailed in tables at the end of this release. Current quarter income from continuing operations before income tax and the cumulative effect of changes in accounting was $305 million, equal to last fiscal year.

For fiscal 2004: Sales were $14.5 billion, 14% below last year's sales of $16.9 billion. Fiscal year 2004 operating profit totaled $1.7 billion, 8% below $1.9 billion reported last year. Sales increased 3% and operating profit increased 2% on a comparable basis, after considering the impact of prior year contributions from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in the full fiscal year 2004, all of which are detailed in tables at the end of this release. For the fiscal year 2004, income from continuing operations before income tax and cumulative effect of changes in accounting was $1.2 billion, down 6% compared to last year.

Segment Comments & Operating Efficiency Initiatives

Reflecting strategic portfolio changes and management realignment in 2004, the company began reporting its operations in three segments: Retail Products, Foodservice Products, and Food Ingredients. Historical segment results have been adjusted to reflect the segment changes.

The company has several operating efficiency initiatives underway that are designed to improve the company's cost structure, margins, and competitive position. Implementing these initiatives resulted in approximately $62 million of charges, or $0.07 per diluted share of expense for the fiscal year 2004; this includes $24 million, or $0.03 per diluted share, in the fourth quarter. Most of the expenses were incurred in the Foodservice Products and Retail Products segments. The company currently plans for these initiatives to continue in fiscal year 2005 and result in approximately $0.03 per diluted share of similar charges in that year.

                                 Retail Products

Sales for the Retail Products segment (58% of total annual sales) were $2.2 billion for the fourth quarter, up 3%. Sales were essentially equal to last year on a comparable basis, after considering the impact of prior year contribution from businesses the company no longer owns and the estimated benefit from the inclusion of one additional week in the fourth quarter, which are detailed in tables at the end of this release.

     o Several major consumer brands posted sales gains on a comparable 13-week basis including: Banquet, Blue Bonnet, Chef Boyardee, DAVID, Egg Beaters, Hebrew National, Hunt's, Kid Cuisine, La Choy, Manwich, Marie Callender's, PAM, Peter Pan, Reddi-wip, Slim Jim, Snack Pack, Wesson, and others. Many have posted several successive quarters of solid sales growth and strong category performance.

The sales performance reflects distribution gains for many products. Efforts to expand distribution have been made more effective by the unification of the retail sales team; earlier in fiscal 2004, the retail sales force consolidated and now serves customers as a consolidated ConAgra Foods team representing the ConAgra Foods Retail Products portfolio. This consolidation is expected to improve customer contact, service, and expand product promotion and bundling opportunities that benefit customers and the company.

Improved marketing efforts for some brands are starting to favorably influence brand performance, as the company has formalized its approach to building brands to utilize best practices and to prioritize marketing investments. In addition, selling prices for many items are increasing, made necessary by rising input costs. Other factors contributing to the improved sales performance include a portfolio that has a variety of quality foods and product platforms which are on-trend with current consumer preferences. Life Choice, the company's new line of frozen meals targeting carb-conscious consumers, performed well. During the quarter, the company introduced Banquet(R) Crock-Pot(R) Classics, a new line of frozen meals specifically for Crock-Pot(R) slow cookers; the product is off to a strong start and the company is optimistic about its prospects. Weak popcorn volumes negatively impacted the segment's sales performance, due to category and competitive challenges.

The Retail Products segment operating profit for the quarter was $315 million, 7% below the $340 million posted last year. On a comparable basis, operating profit was 11% below last year after considering the impact of prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in the fourth quarter, as detailed in tables at the end of this release. Increased input costs, which were not fully offset by higher selling prices during the year for several of the company's products, negatively affected segment profits as did a less favorable mix of products. The company noted that operating profits for its branded processed meats and popcorn products were weak compared to past trends, reflecting current category and competitive challenges.

Fiscal year 2004 sales for the Retail Products segment reached $8.4 billion, 3% below the $8.7 billion reported last fiscal year primarily due to divestitures. Operating profit for the segment was $1.2 billion, 7% below the $1.3 billion reported last fiscal year. Sales were 1% ahead of last year and operating profit was 4% below last year after considering the impact of the prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in the full fiscal year 2004, all of which are detailed in tables at the end of this release.

                              Foodservice Products

Sales for the Foodservice Products segment (26% of total annual sales) were $1.0 billion for the fourth quarter, an increase of 9% over the $916 million in the fourth quarter last year. Segment operating profit for the quarter was $90 million, 15% above the $78 million posted last year. On a comparable basis, sales were 5% above last year and operating profit was 29% higher than last year after considering the impact of prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in the fourth quarter, all of which are detailed in tables at the end of this release.

As a result of recent organizational changes, the company's Foodservice Products segment now consists of three specialized sales platforms: culinary, specialty potatoes, and seafood. The company's culinary group represents several different types of products, including branded consumer products sold in the foodservice channel, prepared meats, frozen prepared entrees, pizza, ethnic foods, condiments, sauces, custom products, and others.

Comparable Foodservice Products sales growth for the quarter reflects strong customer demand for specialty potato and culinary products; seafood sales declined despite unit volume gains, reflecting market conditions. The overall comparable operating profit growth for the quarter reflects strong volumes across a variety of products and effective cost and pricing management.

The company believes that all components of its foodservice business have solid opportunities for growth, and that its culinary business unit, in particular, has an excellent opportunity to identify new customers and gain more business with existing customers given that this business unit was recently established. This unit is expected to benefit from stronger marketplace presence, sales penetration, and greater efficiencies.

Fiscal year 2004 sales for the Foodservice Products segment reached $3.7 billion, 3% ahead of the $3.6 billion reported last fiscal year. Operating profit was $321 million, 7% below the $345 million reported last fiscal year primarily due to costs related to implementing efficiency initiatives. On a comparable basis, sales grew 4% and operating profit grew 2% after considering the impact of prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in full fiscal year 2004, all of which are detailed in tables at the end of this release.

                                Food Ingredients

During the quarter, sales for the Food Ingredients (16% of total annual sales) segment increased 32% to $731 million from $553 million last year. Operating profit improved 223% to $60 million this year compared with $19 million last year. On a comparable basis, sales increased 14% and operating profit increased 74%, after considering the impact of prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, the estimated benefit from the inclusion of one additional week in the fourth quarter, and changing the fiscal year-end for an operation within the Food Ingredients segment to match ConAgra Foods fiscal year-end, all of which are detailed in tables at the end of this release. The operating profit increase reflects a slightly improved business environment and more efficient operations for dehydrated, seasonings and flavors, and milled product lines as well as better results from ingredient merchandising operations. The sales increase largely reflects fluctuating market prices and a more favorable environment for commodity merchandising operations.

For fiscal year 2004, sales for the Food Ingredients segment totaled $2.4 billion, 8% ahead of the $2.2 billion reported last year, and operating profit for the fiscal year was $197 million, 57% above the $125 million reported last fiscal year. On a comparable basis, fiscal 2004 sales increased 5% and operating profit increased 58%, after considering the impact of prior year contribution from businesses the company no longer owns, fiscal year 2004 costs associated with implementing efficiency initiatives, and the estimated benefit from the inclusion of one additional week in the full fiscal year 2004, all of which are detailed in tables at the end of this release.

During the quarter, the company divested a non-core European animal feed business that had approximately $282 million in annual revenues and an immaterial amount of segment profits. As a result of this transaction that business has now been reclassified as a discontinued operation; historical results reflect this reclassification. That divestiture resulted in a net $0.02 per share gain in the fourth quarter, which is classified within discontinued operations.

Earnings from Equity Method Investments & Discontinued Operations

Equity method investment earnings for the quarter were $14 million, compared with $10 million for the same quarter last year. Fiscal year 2004 results for equity method investment earnings were $44 million, compared with $37 million for last fiscal year.

During the quarter, diluted EPS from discontinued operations totaled $0.03 per share, including a net $0.02 gain from selling the European animal feed business, described above.

Capital Resource Management & Corporate Expense

The company repurchased approximately 7 million shares of common stock during the fourth quarter at a total cost of approximately $200 million. During fiscal year 2004, the company repurchased over 15 million shares for a total cost of approximately $419 million.

o Continuing operations - fiscal fourth quarter: Capital expenditures for property, plant, and equipment totaled $106 million compared with $120 million last year. Depreciation and amortization expense was approximately $93 million for the quarter versus $93 million a year ago. Dividends paid totaled $137 million. Net interest expense for the quarter was $80 million compared with $59 million last year.

o Continuing operations - fiscal year 2004: Capital expenditures for property, plant, and equipment were $352 million, compared with $376 million in fiscal year 2003. Depreciation and amortization expense amounted to $352 million versus $375 million last year. Dividends paid totaled $537 million. Net interest expense was $275 million, compared with $275 million last fiscal year.

o Corporate expense was $95 million for the quarter, compared with $133 million last year. The year-over-year reduction was favorably influenced by a $21 million taxable gain in the current quarter from selling a minority interest in a joint venture. Additionally, the company established a $25 million legal reserve in the fourth quarter this year in connection with the previously disclosed September 28, 2001 SEC formal order of nonpublic investigation.

o For the fiscal year, corporate expense was $342 million, compared with $407 million last year.

New Product News

During the quarter, ConAgra Foods introduced Banquet(R) Crock-Pot(R) Classics, the first complete meal designed and created for Crock-Pot(R) slow cooking. Banquet Crock-Pot Classics contain all of the high-quality ingredients needed for a slow-cooked meal--like tender meats, fresh vegetables, hearty potatoes and perfectly seasoned sauces--and are ready to cook with less than five minutes of preparation. The product is off to a strong start.

Outlook

The company believes fiscal 2005 will show a solid EPS performance and growth in sales and operating profits from its current business segments. In addition to paying a strong dividend, the company expects to continue allocating capital toward repurchasing its shares during fiscal 2005 as well as toward acquisition opportunities that fit with the company's strategic and financial goals.

The company is currently implementing profit-enhancing initiatives that impact the marketing, sales, operations, and information system functions, and expects the benefit from these initiatives to have an increasingly positive impact to the company's overall EPS over the next three fiscal years. For more detail on these initiatives, please refer to the company's website, www.conagrafoods.com/investors, and choose the button titled "ConAgra Foods Comments on Strategic Direction."

Major Items Affecting Year-Over-Year EPS Comparability of Fourth-Quarter 2004 Results

Included in the $0.40 diluted EPS for the fourth quarter of fiscal 2004:

o Current quarter results include expense of approximately $0.03 per diluted share related to implementing cost-saving initiatives.

o Current quarter results include $0.03 per diluted share of income from discontinued operations.

o Current quarter results include a benefit of approximately $0.02 per diluted share related to the taxable gain on the sale of the company's minority interest in a joint venture; this is classified as a $21 million reduction of corporate expense.

o Current quarter results include a $0.02 per share benefit from a lower than normal effective tax rate, due primarily to the utilization of capital loss carryforwards and foreign tax credits.

o Current quarter results include an estimated $0.03 per share benefit from having an extra week's results in the quarter, as fiscal 2004 was a 53-week year.

o    Current   quarter  results  include  a  $0.05  per  share  charge  for  the establishment of a legal reserve, described previously in this release and classified as corporate expense.

Included in the $0.28 diluted EPS for the fourth quarter of fiscal 2003:

o    Prior  year  results   include   $0.12  per  diluted  share  of  loss  from
     discontinued operations, mostly related to the divestiture of chicken processing operations.

o Prior year results include a favorable insurance settlement of $0.06 per diluted share. This is classified as operating profit in the Meat Processing segment.

o Prior year results include a tax benefit of $0.04 per diluted share, due to a lower than normal tax rate in the fiscal fourth quarter of 2003.

Major Items Affecting Year-Over-Year Sales and Operating Profit Comparability

o To determine comparable year-over-year sales and operating profit amounts for the Retail Products segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

------------------ -------------- --------------- --------------- ---------------- ------------ ---------------
Retail Products    Q4 2004        Q4 2003         % Change        Fiscal 2004      Fiscal 2003  % Change
Sales              Sales          Sales                           Sales            Sales
------------------ -------------- --------------- --------------- ---------------- ------------ ---------------
As Reported        $2,230.2       $2,157.2        3.4%            $8,434.1         $8,668.1     (2.7%)
------------------ -------------- --------------- --------------- ---------------- ------------ ---------------
Estimated          ($164.6)       -                               ($164.6)         -
impact  of extra
week in 2004 *
------------------ -------------- --------------- --------------- ---------------- ------------ ---------------
Impact on fiscal   -              ($94.9)                         -                ($492.9)
2003 from
operations the
company no
longer owns
------------------ -------------- --------------- --------------- ---------------- ------------ ---------------
Comparable         $2,065.6       $2,062.3        0.2%            $8,269.5         $8,175.2     1.2%
Amounts



------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
Retail Products    Q4 2004         Q4 2003        % Change        Fiscal 2004      Fiscal  2003 % Change
Operating          Operating       Operating                      Operating        Operating
Profit             Profit          Profit                         Profit           Profit
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
As Reported        $314.8          $339.8         (7.4%)          $1,206.8         $1,298.0     (7.0%)
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
Estimated impact   ($27.6)         -                              ($27.6)          -
of extra week in
2004 *
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
Costs Related to   $10.2           -                              $25.4            -
Implementing
Efficiency
Initiatives in
2004
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
Impact on fiscal   -               ($6.3)                         -                ($43.2)
2003 from
operations the
company no
longer owns
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------
Comparable         $297.4          $333.5         (10.8%)         $1,204.6         $1,254.8     (4.0%)
Amounts
------------------ --------------- -------------- --------------- ---------------- ------------ ---------------

(a) The company estimated the impact of the extra week of operations in 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

o To determine comparable year-over-year sales and operating profit amounts for the Foodservice Products segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

------------------ -------------- -------------- ----------------- --------------- ----------- --------------
Foodservice        Q4 2004        Q4 2003        % Change          Fiscal 2004     Fiscal      % Change
Products           Sales          Sales                            Sales           2003
Sales                                                                              Sales
------------------ -------------- -------------- ----------------- --------------- ----------- --------------
As Reported        $1,001.7       $915.6         9.4%              $3,714.4        $3,597.9    3.2%
------------------ -------------- -------------- ----------------- --------------- ----------- --------------
Estimated impact   ($69.5)        -                                ($69.5)         -
of extra week in
2004 *
------------------ -------------- -------------- ----------------- --------------- ----------- --------------
Impact on fiscal   -              ($28.3)                          -               ($93.1)
2003 from
operations the
company no
longer owns
------------------ -------------- -------------- ----------------- --------------- ----------- --------------
Comparable         $932.2         $887.3         5.1%              $3,644.9        $3,504.8    4.0%
Amounts
------------------ -------------- -------------- ----------------- --------------- ----------- --------------


------------------ --------------- -------------- ---------------- --------------- ----------- --------------
Foodservice        Q4 2004         Q4 2003        % Change         Fiscal 2004     Fiscal      % Change
Products           Operating       Operating                       Operating       2003
Operating Profit   Profit          Profit                          Profit          Operating
                                                                                   Profit
------------------ --------------- -------------- ---------------- --------------- ----------- --------------
As Reported        $89.9           $78.0          15.3%            $321.4          $344.5      (6.7%)
------------------ --------------- -------------- ---------------- ----------- --------------  --------------
Estimated impact   ($6.6)          -                               ($6.6)          -
of extra week in
2004 *
------------------ --------------- -------------- ---------------- --------------- ----------- --------------
Costs Related to   $13.3           -                               $28.9           -
Implementing
Efficiency
Initiatives in
2004
------------------ --------------- -------------- ---------------- --------------- ----------- --------------
Impact on fiscal   -               ($2.9)                          -               ($6.2)
2003 from
operations the
company no
longer owns
------------------ --------------- -------------- ---------------- --------------- ----------- --------------
Comparable         $96.6           $75.1          28.6%            $343.7          $338.3      1.6%
Amounts
------------------ --------------- -------------- ---------------- --------------- ----------- --------------

(a) The company estimated the impact of the extra week of operations in 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

o To determine comparable year-over-year sales and operating profit amounts for the Food Ingredients segment for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

------------------ -------------- -------------- --------------- --------------- ----------- --------------
Food Ingredients   Q4 2004        Q4 2003        % Change        Fiscal 2004     Fiscal      % Change
Sales              Sales          Sales                          Sales           2003 Sales
------------------ -------------- -------------- --------------- --------------- ----------- --------------
As Reported        $730.5         $552.5         32.2%           $2,373.6        $2,204.4    7.7%
------------------ -------------- -------------- --------------- --------------- ----------- --------------
Estimated impact   ($54.9)        -                              ($54.9)         -
of extra week in
2004 *
------------------ -------------- -------------- --------------- --------------- ----------- --------------
Impact of change   -              $42.9                          -               -
in fiscal year
of fertilizer
operations**
------------------ -------------- -------------- --------------- --------------- ----------- --------------
Comparable         $675.6         $595.4         13.5%           $2,318.7        $2,204.4    5.2%
Amounts
------------------ -------------- -------------- --------------- --------------- ----------- --------------



------------------ --------------- ------------- --------------- --------------- ----------- --------------
Food Ingredients   Q4 2004         Q4 2003       % Change        Fiscal 2004     Fiscal      % Change
Operating Profit   Operating       Operating                     Operating       2003
                   Profit          Profit                        Profit          Operating
                                                                                 Profit
------------------ --------------- ------------- --------------- --------------- ----------- --------------
As Reported        $60.4           $18.7         223.0%          $196.6          $125.1      57.2%
------------------ --------------- ------------- --------------- --------------- ----------- --------------
Estimated impact   ($6.7)          -                             ($6.7)          -
of extra week in
2004 *
------------------ --------------- ------------- --------------- --------------- ----------- --------------
Costs Related to   $0.3             -                             $7.6            -
Implementing
Efficiency
Initiatives in
2004
------------------ --------------- ------------- --------------- --------------- ----------- --------------
Impact of change   -               $12.4                         -               -
in fiscal year
of fertilizer
operations**
------------------ --------------- ------------- --------------- --------------- ----------- --------------
Comparable         $54.0           $31.1         73.6%           $197.5          $125.1      57.9%
Amounts
------------------ --------------- ------------- --------------- --------------- ----------- --------------

(a) The company estimated the impact of the extra week of operations in 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

(b) Certain of the company's fertilizer operations historically had a February fiscal year end. In the current year the company changed these operations' year-end to May. As such, the fourth quarter results for fiscal 2003 are for the three months ended February, as compared to the fourth quarter fiscal 2004 results which are for the three months ended May. Due to seasonality, the fertilizer operations are typically significantly greater for the three months ended May as compared to the three months ended February. There is no material impact of change on the full year comparison.

o To determine comparable year-over-year sales and operating profit amounts for the total company for the fourth quarter and fiscal year, management considered the estimated impacts of matters set forth in the analysis below (amounts in millions):

----------------------- --------- -------------- -------------- ----------------- --------------- --------------
ConAgra Foods           Q4 2004   Q4 2003        % Change       Fiscal 2004       Fiscal 2003     % Change
Sales                   Sales     Sales                         Sales             Sales
----------------------- --------- -------------- -------------- ----------------- --------------- --------------
As Reported             $3,962.4  $3,625.3       9.3%           $14,522.1         $16,939.1       (14.3%)
----------------------- --------- -------------- -------------- ----------------- --------------- --------------
Estimated impact of     ($289.0)  -                             ($289.0)          -
extra week in 2004 *
----------------------- --------- -------------- -------------- ----------------- --------------- --------------
Impact of change in     -         $42.9                         -                 -
fiscal year of
fertilizer
operations**
----------------------- --------- -------------- -------------- ----------------- --------------- --------------
Impact on fiscal 2003   -         ($123.2)                      -                 ($3,054.7)
from operations the
company no longer owns
----------------------- --------- -------------- -------------- ----------------- --------------- --------------
Comparable Amounts      $3,673.4  $3,545.0       3.6%           $14,233.1         $13,884.4       2.5%
----------------------- --------- -------------- -------------- ----------------- --------------- --------------

----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
ConAgra Foods           Q4 2004     Q4 2003       % Change      Fiscal 2004       Fiscal 2003     % Change
Operating Profit ***    Operating   Operating                   Operating Profit  Operating
                        Profit      Profit                                        Profit
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
As Reported             $465.1      $486.2        (4.3%)        $1,724.8          $1,867.0        (7.6%)
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
Estimated impact of     ($40.9)     -                           ($40.9)           -
extra week in 2004 *
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
Costs Related to        $23.8       -                           $61.9             -
Implementing
Efficiency
Initiatives in 2004
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
Impact of change in     -           $12.4                       -                 -
fiscal year of
fertilizer
operations**
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
Impact on fiscal 2003   -           ($58.9)                     -                 ($148.8)
from operations the
company no longer owns
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------
Comparable Amounts      $448.0      $439.7        1.9%          $1,745.8          $1,718.2        1.6%
----------------------- ----------- ------------- ------------- ----------------- --------------- --------------

(a) The company estimated the impact of the extra week of operations in 2004 using a pro-rata methodology based on the last six weeks of the fiscal year.

(b) Certain of the company's fertilizer operations historically had a February fiscal year end. In the current year the company changed these operations' year-end to May. As such, the fourth quarter results for fiscal 2003 are for the three months ended February, as compared to the fourth quarter fiscal 2004 results which are for the three months ended May. Due to seasonality, the fertilizer operations are typically significantly greater for the three months ended May as compared to the three months ended February. There is no material impact of change on the full year comparison.

(c) A reconciliation of total operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting is presented in the segment operating results attached to this release.

ConAgra Foods, Inc. (NYSE: CAG) is one of North America's largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: ACT II, Armour, Banquet, Blue Bonnet, Brown N' Serve, Butterball, Chef Boyardee, Cook's, Crunch 'n Munch, DAVID, Decker, Eckrich, Egg Beaters, Fleischmann's, Golden Cuisine, Gulden's, Healthy Choice, Hebrew National, Hunt's, Kid Cuisine, Knott's Berry Farm, La Choy, Lamb Weston, Libby's, Life Choice, Lightlife, Lunch Makers, MaMa Rosa's, Manwich, Marie Callender's, Orville Redenbacher's, PAM, Parkay, Pemmican, Peter Pan, Reddi-wip, Rosarita, Ro*Tel, Slim Jim, Snack Pack, Swiss Miss, Van Camp's, Wesson, Wolf, and many others. For more information, please visit us at www.conagrafoods.com.

Discussion of Results

A discussion of ConAgra Foods' fourth-quarter results will be available today at 8:30 a.m. EDT. To access the discussion, call toll-free at 1-877-447-8217. International callers should dial 1-706-679-0415. On the Internet, you may access the discussion at www.conagrafoods.com/investors. No passcode or call identification number is needed for the call at 8:30 a.m. EDT. A digital replay of the discussion will be available after 9:30 a.m. EDT at 1-800-642-1687 and at 1-706-645-9291 for international callers. The conference identification number for the digital replay for domestic callers and international callers is 7645047. The company has posted a question-and-answer supplement relating to this release and an audio archive of management's discussion at www.conagrafoods.com/investors. See the ConAgra Foods Web site for recent news at www.conagrafoods.com.

Note on Forward-Looking Statements:

This news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                    FOURTH QUARTER
                                                             -------------------------------------------------------------
                                                                14 Weeks Ended       13 Weeks Ended
                                                             --------------------  ------------------   ------------------
                                                                May 30, 2004         May 25, 2003        Percent Change
                                                             --------------------  ------------------   ------------------

SALES
Retail Products                                                 $    2,230.2          $    2,157.2              3.4 %
Foodservice Products                                                 1,001.7                 915.6              9.4%
Food Ingredients                                                       730.5                 552.5             32.2 %
Meat Processing                                                           -                     -                 -
                                                             --------------------  ------------------
    Total                                                            3,962.4               3,625.3              9.3%
                                                             --------------------  ------------------

OPERATING PROFIT
Retail Products                                                  $     314.8         $       339.8             (7.4)%
Foodservice Products                                                    89.9                  78.0             15.3%
Food Ingredients                                                        60.4                  18.7            223.0%
Meat Processing                                                           -                   49.7           (100.0)%
                                                             --------------------  ------------------
   Total operating profit for segments                                 465.1                 486.2             (4.3)%

Reconciliation of total operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting

Items excluded from segment operating profit:

     General corporate expense                                         95.2                 132.8            (28.3)%
     Interest expense, net                                             79.5                  58.7             35.4%
     Equity method investment earnings                                 14.1                  10.0             41.0%
                                                             --------------------  ------------------
Income from continuing operations before income tax and
cumulative effect of changes in accounting                     $      304.5         $       304.7             (0.1)%
                                                             ====================  ==================


     Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.










ConAgra Foods, Inc.

Segment Operating Results
In millions

                                                                                     YEAR TO DATE
                                                             -------------------------------------------------------------
                                                               53 Weeks Ended       52 Weeks Ended
                                                             --------------------  ------------------   ------------------
                                                                May 30, 2004         May 25, 2003        Percent Change
                                                             --------------------  ------------------   ------------------

SALES
Retail Products                                                 $    8,434.1          $    8,668.1             (2.7)%
Foodservice Products                                                 3,714.4               3,597.9              3.2%
Food Ingredients                                                     2,373.6               2,204.4              7.7 %
Meat Processing                                                           -                2,468.7           (100.0)%
                                                             --------------------  ------------------
    Total                                                           14,522.1              16,939.1            (14.3)%
                                                             --------------------  ------------------

OPERATING PROFIT
Retail Products                                                 $    1,206.8          $    1,298.0             (7.0)%
Foodservice Products                                                   321.4                 344.5             (6.7)%
Food Ingredients                                                       196.6                 125.1             57.2%
Meat Processing                                                           -                   99.4           (100.0)%
                                                             --------------------  ------------------

   Total operating profit for segments                               1,724.8               1,867.0             (7.6)%

Reconciliation of total operating profit to income from continuing operations before income tax and cumulative effect of changes in accounting

Items excluded from segment operating profit:

     General corporate expense                                        342.1                 406.8             (15.9)%
     Interest expense, net                                            274.9                 274.7               0.1%
     Equity method investment earnings                                 43.5                  37.1              17.3%
                                                             --------------------  ------------------
Income from continuing operations before income tax and
cumulative effect of changes in accounting                       $  1,151.3           $   1,222.6              (5.8)%
                                                             ====================  ==================



     Segment operating profit excludes general corporate expense, equity method investment earnings and net interest expense. Management believes such expenses are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

ConAgra Foods, Inc.


Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                       FOURTH QUARTER
                                                              ---------------------------------------------------------------
                                                                14 Weeks Ended        13 Weeks Ended
                                                              -------------------   -------------------   -------------------
                                                                 May 30, 2004          May 25, 2003            Percent
                                                                                                                Change
                                                              -------------------   -------------------   -------------------
Net sales                                                         $   3,962.4           $   3,625.3                 9.3%
Costs and expenses:
Cost of goods sold                                                    3,144.0               2,831.9                11.0%
Selling, general and administrative expenses                            448.5                 440.0                 1.9%
Interest expense, net                                                    79.5                  58.7                35.4%
                                                              -------------------   -------------------
                                                                      3,672.0               3,330.6                10.3%
Equity method investment earnings                                        14.1                  10.0                41.0%
                                                              -------------------   -------------------
Income from continuing operations before income taxes
and cumulative effect of changes in accounting                          304.5               304.7                  (0.1)%
Income tax expense                                                      105.5                88.9                  18.7%
                                                              -------------------   -------------------
Income from continuing operations before
cumulative effect of changes in accounting                              199.0               215.8                  (7.8)%

Income (loss) from discontinued operations, net of tax                   12.5               (65.4)                  N/A

Cumulative effect of changes in accounting                                                                          N/A
                                                                         -                    -
                                                              -------------------   -------------------

Net income                                                        $     211.5        $      150.4                  40.6%
                                                              ===================   ===================


Earnings per share - basic
Income from continuing operations before
  cumulative effect of changes in accounting                      $     0.38         $      0.41                  (7.3)%
Income (loss) from discontinued operations                              0.02               (0.12)                  N/A
                                                              -------------------   -------------------
Net income                                                        $     0.40         $      0.29                  37.9%
                                                              ===================   ===================

Weighted average shares outstanding                                    522.4               529.2                 (1.3)%
                                                              ===================   ===================

Earnings per share - diluted
Income from continuing operations before
  cumulative effect of changes in accounting                     $      0.37         $      0.40                 (7.5)%

Income (loss) from discontinued operations                              0.03               (0.12)                 N/A
                                                              -------------------   -------------------
Net income                                                       $      0.40         $      0.28                 42.9%
                                                              ===================   ===================
Weighted average share and share equivalents
outstanding                                                            527.1               530.0                 (0.5)%
                                                              ===================   ===================







ConAgra Foods, Inc.


Consolidated Statements of Earnings
In millions, except per share amounts

                                                                                      YEAR TO DATE
                                                              ---------------------------------------------------------------
                                                                53 Weeks Ended        52 Weeks Ended
                                                              -------------------   -------------------   -------------------
                                                                  May 30, 2004          May 25, 2003            Percent
                                                                                                                Change
                                                              -------------------   -------------------   -------------------

Net sales                                                         $   14,522.1           $  16,939.1              (14.3)%
Costs and expenses:
Cost of goods sold                                                    11,326.1              13,569.9              (16.5)%
Selling, general and administrative expenses                           1,813.3               1,909.0               (5.0)%
Interest expense, net                                                    274.9                 274.7                0.1%
                                                              -------------------   -------------------
                                                                      13,414.3              15,753.6              (14.8)%

Equity method investment earnings                                        43.5                 37.1                 17.3%
                                                             -------------------   -------------------
Income from continuing operations before income taxes
and cumulative effect of changes in accounting                        1,151.3              1,222.6                 (5.8)%
Income tax expense                                                      355.3                415.6                (14.5)%
Income from continuing operations before
cumulative effect of changes in accounting                              796.0                807.0                 (1.4)%

Income (loss) from discontinued operations, net of tax                   96.9                (36.1)                 N/A

Cumulative effect of changes in accounting                             (13.1)                  3.9                  N/A
                                                             -------------------   -------------------

Net income                                                        $    879.8          $      774.8                 13.6%
                                                             ===================   ===================

Earnings per share - basic
Income from continuing operations before
  cumulative effect of changes in accountingn                     $     1.51          $       1.53                 (1.3)%
Income from discontinued operations                                     0.18                 (0.07)                 N/A

Cumulative effect of changes in accounting                             (0.02)                 0.01                  N/A
                                                              -------------------   -------------------
Net income                                                        $     1.67          $       1.47                 13.6%
                                                              ===================   ===================

Weighted average shares outstanding                                    527.2                 528.6                 (0.3)%
                                                              ===================   ===================

Earnings per share - diluted
Income from continuing operations before
   cumulative effect of changes in accounting                    $      1.50          $       1.52                 (1.3)%
Income from discontinued operations                                     0.18                 (0.07)                 N/A

Cumulative effect of changes in accounting                             (0.02)                 0.01                  N/A
                                                              -------------------   -------------------
Net income                                                       $      1.66          $       1.46                 13.7%
                                                              ===================   ===================

Weighted average share and share equivalents                           530.7                 530.7                  -
    outstanding
                                                              ===================   ===================

ConAgra Foods, Inc.

Consolidated Balance Sheets
In millions

                                                                          May 30, 2004            May 25, 2003
                                                                      ---------------------    --------------------
ASSETS
Current assets
  Cash and cash equivalents                                             $      588.7               $    628.6
  Divestiture proceeds receivable                                               60.3                        -
  Receivables, less allowance for doubtful accounts
    of $26.5 and $33.1                                                       1,324.1                    800.9
  Inventories                                                                2,625.6                  2,455.6


   Prepaid expenses and other current assets                                   410.6                    669.3


   Current assets of discontinued operations                                   135.6                  1,505.2
                                                                      ---------------------    --------------------
         Total current assets                                                5,144.9                  6,059.6

Property, plant and equipment, net                                           2,880.0                  2,678.3
Goodwill                                                                     3,798.8                  3,807.2
Brands, trademarks and other intangibles, net                                  826.9                    824.3
Other assets                                                                 1,569.5                  1,144.4
Noncurrent assets of discontinued operations                                    10.0                    557.6
                                                                      ---------------------    --------------------
                                                                         $  14,230.1              $  15,071.4
                                                                      =====================    ====================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Notes payable                                                         $      30.6              $       1.6
  Current installments of long-term debt                                       382.4                    508.7
  Accounts payable                                                             940.8                    788.1
  Advances on sales                                                            178.4                    112.0

   Other accrued liabilities                                                 1,348.9                  1,396.6
  Current liabilities of discontinued operations                               120.5                    996.4
                                                                      ---------------------    --------------------
        Total current liabilities                                            3,001.6                  3,803.4

Senior long-term debt, excluding current installments                        4,878.4                  4,632.2
Subordinated debt                                                              402.3                    763.0

Preferred securities of subsidiary company                                       -                      175.0
Other noncurrent liabilities                                                 1,108.3                  1,058.7

Noncurrent liabilities of discontinued operations                                -                       17.4
Common stockholders' equity                                                  4,839.5                  4,621.7
                                                                      ---------------------    --------------------
                                                                         $  14,230.1               $ 15,071.4
                                                                      =====================    ====================